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                                                                 Exhibit 4.1

                                  [FORM OF]
                   AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT

         THIS AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT, dated as of August 29, 2006, is made between Angelica Corporation, a Missouri corporation (the "Company"), and UMB Bank, N.A. (the "Rights Agent").

                             W I T N E S S E T H

         WHEREAS, on August 25, 1998, the Company and the Rights Agent entered into a Rights Agreement (the "Rights Agreement");

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement pursuant to Section 27;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Clause (y) in the first sentence of Section 11(c) of the Rights Agreement, which currently reads as follows, "(y) any class or series of preferred stock (or other equity securities) of the Company, including, but not limited to Preferred Stock, equal in the aggregate to the Number of Adjustment Shares where the Board of Directors shall have in good faith deemed such shares or units, other than the shares of Common Stock, to have at least the same value and voting rights as the Common Stock (a "Common Stock Equivalent");" is hereby amended to read in its entirety as follows:

         (y) any class or series of preferred stock (or other equity securities) of the Company, including, but not limited to Preferred Stock (or fractional shares thereof), equal in the aggregate to the Number of Adjustment Shares where the Board of Directors shall have in good faith deemed such shares, fractional shares or units, other than the shares of Common Stock, to have at least the same value (excluding voting rights, in the case of fractional shares of Preferred Stock) as the Common Stock (a "Common Stock Equivalent");

2. Section 24(c) of the Rights Agreement is hereby amended to read in its entirety as follows:

         In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock for Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock for each share of Common Stock, as appropriately adjusted for such events as stock splits, stock dividends and


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         recapitalizations with respect to the Common Stock occurring after the date of this Agreement.

3. Exhibit A to the Rights Agreement is hereby amended to read in its entirety as set forth in Exhibit A attached hereto.

4. The fourth sentence of the twelfth paragraph of the Summary of Preferred Stock Purchase Rights in Exhibit C to the Rights Agreement, which currently reads as follows, "Each one one-hundredth of a share of Preferred Stock will have one vote, voting together with the shares of Common Stock", is hereby amended to read in its entirety as follows:

         Each share of Preferred Stock will have one vote, voting together with the shares of Common Stock.

              [Remainder of this page intentionally left blank]


                                     2

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to the Rights Agreement to be duly executed as of the day and year first above written.

                               ANGELICA CORPORATION

                               By:
                                  ----------------------------------------
                               Name:
                                    --------------------------------------
                               Title:
                                     -------------------------------------


                               UMB BANK, N.A.

                               By:
                                  ----------------------------------------
                               Name:
                                    --------------------------------------
                               Title:
                                     -------------------------------------


                                     3

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                                  EXHIBIT A
                                  ---------

                    [FORM OF CERTIFICATE OF DESIGNATION]

                                AMENDMENT TO
                 CERTIFICATE OF DESIGNATION, PREFERENCES AND
       RIGHTS OF CLASS B SERIES 2 JUNIOR PARTICIPATING PREFERRED STOCK
                                     OF
                            ANGELICA CORPORATION

                  Angelica Corporation (hereinafter called the "Company"), a
                                                                -------
corporation organized and existing under the General and Business
Corporation Law of Missouri, hereby certifies that:

                  That, pursuant to the authority vested in the Board of Directors of the Company by Article Three of the Articles of Incorporation of the Company, the following resolutions were duly adopted at a meeting of the Board of Directors of the Company duly called and held on August __, 2006:

                  RESOLVED, that, pursuant to authority vested in the Board of Directors of the Company by Article Three of the Articles of Incorporation of the Company, the Board of Directors of the Company hereby adopts and approves an amendment (the "Amendment") of the Certificate of
                                       ---------
Designation, Preferences and Rights of Class B Series 2 Junior Participating Preferred Stock of the Company (the "Class B Series 2 Preferred Stock")
                                     --------------------------------
filed with the Secretary of State of the State of Missouri on September 2, 1998, which Amendment amends and restates the designation, amount, powers, preferences and relative, participating, optional and other special rights of the shares of the Class B Series 2 Preferred Stock, and the qualifications, limitations or restrictions thereof, to read in their entirety as set forth in Appendix A attached hereto;

                  FURTHER RESOLVED, that, upon the filing of the Amendment with the Secretary of State of the State of Missouri, the Class B Series 2 Preferred Stock shall have the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, as set forth in Appendix A attached hereto.

                  IN WITNESS WHEREOF, this Amendment to Certificate of Designation has been executed by the Company by its Vice President this 29th day of August, 2006.

                               ANGELICA CORPORATION



                               --------------------------------
                               Steven L. Frey
                               Vice President

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                                 APPENDIX A

                   DESIGNATION, PREFERENCES AND RIGHTS OF
            CLASS B SERIES 2 JUNIOR PARTICIPATING PREFERRED STOCK
                                     OF
                            ANGELICA CORPORATION

                  Section 1. Designation and Amount.
                             ----------------------

                  There shall be a series of the voting preferred stock of the Company which shall be designated as the "Class B Series 2 Junior Participating Preferred Stock," $1.00 stated value, and the number of shares constituting such series shall be Two Hundred Thousand (200,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Class B Series 2 Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

                  Section 2. Dividends and Distributions.
                             ---------------------------

                  (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Class B Series 2 Junior Participating Preferred Stock with respect to dividends, the holders of shares of Class B Series 2 Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, $1.00 par value (the "Common Stock"), of the Company and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class B Series 2 Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class B Series 2 Junior Participating Preferred Stock. In the event the Company shall at any time after August 25, 1998 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Class B Series 2 Junior Participating Preferred Stock were entitled immediately prior to such event shall

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be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare a dividend or distribution on the Class B Series 2 Junior Participating Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Class B Series 2 Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Class B Series 2 Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class B Series 2 Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class B Series 2 Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class B Series 2 Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights.
                             -------------

                  The holders of shares of Class B Series 2 Junior Participating Preferred Stock shall have the following voting rights:

                  (A) Each share of Class B Series 2 Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company.

                  (B) Except as otherwise provided herein, in the Company's Articles of Incorporation or by law, the holders of shares of Class B Series 2 Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

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                  (C) Except as otherwise set forth herein or in the
Company's Articles of Incorporation, and except as otherwise provided by law, holders of Class B Series 2 Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4. Certain Restrictions.
                             --------------------

                  (A) Whenever dividends or distributions payable on the Class B Series 2 Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class B Series 2 Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

                           (i) declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Series 2 Junior Participating Preferred Stock;

                           (ii) declare or pay dividends on or make any
other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Series 2 Junior Participating Preferred Stock, except dividends paid ratably on the Class B Series 2 Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) except as permitted in Section 4(A)(iv)
below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Series 2 Junior Participating Preferred Stock, provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Class B Series 2 Junior Participating Preferred Stock; and

                           (iv) purchase or otherwise acquire for
consideration any shares of Class B Series 2 Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Class B Series 2 Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company

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could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares.
                             -----------------

                  Any shares of Class B Series 2 Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up.
                             --------------------------------------

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Series 2 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Class B Series 2 Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Class B Series 2 Liquidation Preference"). Following the payment of the full amount of the Class B Series 2 Liquidation Preference, no additional distributions shall be made to the holders of shares of Class B Series 2 Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Class B Series 2 Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (C) of this Section 6 to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Class B Series 2 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Class B Series 2 Junior Participating Preferred Stock and Common Stock, respectively, holders of Class B Series 2 Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Class B Series 2 Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event there are not sufficient assets available to permit payment in full of the Class B Series 2 Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Class B Series 2 Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

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                  (C) In the event the Company shall at any time after the
Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc.
                             ---------------------------

                  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class B Series 2 Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class B Series 2 Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  Section 8. Redemption.
                             ----------

                  The shares of Class B Series 2 Junior Participating Preferred Stock shall not be redeemable.

                  Section 9.  Ranking.
                              -------

                  The Class B Series 2 Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Fractional Shares.
                              -----------------

                  Class B Series 2 Junior Participating Preferred Stock may be issued in fractions which are integral multiples of one one-hundredth of a share. Fractions of shares of Class B Series 2 Junior Participating Preferred Stock may, at the election of the Company, be evidenced

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by depositary receipts, pursuant to an appropriate agreement between the
Company and a depositary selected by the Company. The holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Class B Series 2 Junior Participating Preferred Stock represented by such depositary receipts.

                                    A-7